Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 19, 1996, except with respect to the matter discussed in the seventh paragraph of
Note 5, as to which the date is June 27, 1997, included in Randall's Food Markets, Inc. 1998 Form 10-K and to all references to our firm included in this registration statement.

/S/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Houston, Texas
January 14, 1999